EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221172) and Form S-8 (Nos. 33-58746, 33-64753, 333-45679, 333-132038, 333-159885, 333-171448, and 333-188528) of Colgate-Palmolive Company of our report dated February 15, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 15, 2018